                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                  FORM 8-K/A


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of report (Date of earliest event reported):
                                 May 18, 1999

                                  CDNOW, INC.
                           -------------------------
                (Exact Name of Registrant Specified in Charter)


                  Pennsylvania            0-25543        23-2979814
                 ---------------          -------        ----------
                 (State or Other        (Commission    (I.R.S. Employer
                 Jurisdiction of       File Number)   Identification No.)
                  Incorporation)


             1005 Virginia Drive, Fort Washington, PA        19034
            ------------------------------------------     --------
             (Address of Principal Executive Office)       (Zip Code)


                         -----------------------------
                                (610) 619-9900
                        (Registrant's telephone number)

                                Not Applicable
                            ----------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a) Consolidated Financial Statements of CDnow, Inc. and its Subsidiaries.

          (1) Consolidated Balance Sheets of CDnow, Inc. and its Subsidiaries as of December 31, 1998 and 1997. (Incorporated by reference from CDnow, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999.)

          (2) Consolidated Statements of Operations of CDnow, Inc. and its Subsidiaries for the years ended December 31, 1998, 1997 and 1996. (Incorporated by reference from CDnow, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999.)

          (3) Consolidated Statements of Cash Flows of CDnow, Inc. and its Subsidiaries for the years ended December 31, 1998, 1997 and 1996. (Incorporated by reference from CDnow, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999.)

          (4) Consolidated Statements of Redeemable Convertible Preferred Stock and Shareholders' Equity (Deficit) of CDnow, Inc. and its Subsidiaries for the years ended December 31, 1997, 1997 and 1996. (Incorporated by reference from CDnow, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999.)

          (5) Notes to CDnow, Inc.'s Consolidated Financial Statements. (Incorporated by reference from CDnow, Inc.'s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 1999.)

     (b) Consolidated Financial Statements of N2K Inc. and its Subsidiaries.

          (1) Consolidated Balance Sheets of N2K Inc. and its Subsidiaries as of December 31, 1998 and 1997.

          (2) Consolidated Statements of Operations of N2K Inc. and its Subsidiaries for the years ended December 31, 1998, 1997 and 1996.

          (3) Consolidated Statements of Cash Flows of N2K Inc. and its Subsidiaries for the years ended December 31, 1998, 1997 and 1996.

          (4) Consolidated Statements of Changes in Stockholders' Equity of N2K Inc. and its Subsidiaries for the years ended December 31, 1998, 1997 and 1996.

          (5) Notes to N2K Inc.'s Consolidated Financial Statements.

     (c)  Pro Forma Financial Information (Unaudited).

          (1) Pro Forma Condensed Combined Statement of Operations of the Corporation for the fiscal year ended December 31, 1998.

          (2) Pro Forma Condensed Combined Statement of Operations of the Corporation for the three months ended March 31, 1999.

     (c)  Exhibits.

     23.1 Consent of Independent Public Accountants

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CDNOW/N2K, INC.



                                    By: /s/ JASON OLIM
                                       ----------------
                                       Jason Olim
                                       President and Chief Executive Officer



Dated:  May 18, 1999

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CDNOW/N2K, INC.



                                    By: /s/ Jason Olim
                                       -------------------------------------
                                         Jason Olim
                                         President and Chief Executive Officer



Dated:  May 18, 1999

                                 EXHIBIT INDEX

         Exhibit
         Number          Description
         ------          -----------

          23.1           Consent of Independent Public Accountants

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED PRO FORMA FINANCIAL INFORMATION
-----------------------------------------
Basis of Presentation............................................................................................  F-2
Unaudited Pro Forma Statement of Operations--Year Ended December 31, 1998........................................  F-3
Unaudited Pro Forma Statement of Operations--Three Months Ended March 31, 1999...................................  F-4
Notes to Unaudited Pro Forma Financial Information...............................................................  F-5

N2K INC. AND SUBSIDIARIES
-------------------------
Report of Independent Public Accountants.........................................................................  F-6
Consolidated Balance Sheets......................................................................................  F-7
Consolidated Statements of Operations............................................................................  F-8
Consolidated Statements Stockholders' Equity.....................................................................  F-9
Consolidated Statements of Cash Flows............................................................................ F-10
Notes to Consolidated Financial Statements....................................................................... F-11

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Basis of Presentation

The following unaudited pro forma combined financial statements give effect to the acquisition by CDnow, Inc. ("CDnow") of all of the outstanding stock of the N2K, Inc ("N2K"). This acquisition was accounted for using the purchase method of accounting. These statements are based on the historical financial statements of CDnow and N2K and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.. The unaudited pro forma combined statements of operations give effect to the N2K acquisition as if it had occurred on January 1, 1998. The pro forma adjustments are based upon estimates, currently available information and certain assumptions that management deems appropriate. In management's opinion, the estimates regarding allocation of the purchase price of the N2K, Inc. are not expected to materially differ from the final adjustments. The unaudited pro forma combined financial data presented herein are not necessarily indicative of the results that CDnow would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of CDnow, Inc. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Form 8-K/A, together with the audited financial statements and the notes thereto included in the CDnow, Inc. Form 10-K and with CDnow Inc.'s Form 10-Q for the period ended March 31, 1999.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                         YEAR ENDED DECEMBER 31, 1998


                                                             CDnow                N2K             Pro Forma          Pro Forma
                                                          Historical           Historical        Adjustments          Combined
                                                     --------------------   -----------------   --------------   ------------------
NET SALES..........................................          $ 56,394,606        $ 42,080,136                         $  98,474,742
COST OF SALES......................................            45,250,328          33,709,087                            78,959,415
                                                             ------------        ------------                         -------------
  Gross Profit.....................................            11,144,278           8,371,049                            19,515,327
                                                             ------------        ------------                         -------------
OPERATING EXPENSES:
  Operating and development........................             8,000,023          23,895,270                            31,895,293
  Sales and marketing..............................            44,572,304          42,710,653                            87,282,957
  General and administrative.......................             4,446,995           6,851,948                            11,298,943
  Amortization of goodwill and other intangibles...                     -                   -       32,158,964           32,158,964
                                                             ------------        ------------                         -------------
                                                               57,019,322          73,457,871                           162,636,157
                                                             ------------        ------------                         -------------
     Operating loss................................           (45,875,044)        (65,086,822)                         (143,120,830)

INTEREST AND OTHER INCOME..........................             2,742,581           3,200,212                             5,942,793
INTEREST EXPENSE...................................              (636,458)            (65,246)                             (701,704)

                                                             ------------        ------------                         -------------
LOSS FROM CONTINUING
 OPERATIONS........................................          $(43,768,921)       $(61,951,856)                        $(137,879,741)

                                                             ============        ============                         =============
Loss from continuing operations per
 common share (Note 4).............................               $(2.79)                                             $       (4.95)

                                                             ============                                             =============

Weighted average number of common
 shares outstanding (Note 4).......................            15,712,857                                                27,872,106
                                                             ============                                             =============


      See accompanying Notes to Unaudited Pro Forma Financial Statements.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1999

                                                 CDnow               N2K            Pro Forma             Pro Forma
                                              Historical         Historical        Adjustments            Combined
                                           ----------------  -----------------  ----------------  --------------------------
NET SALES................................      $ 22,842,869       $ 13,484,379                                  $ 36,327,248
COST OF SALES............................        17.983,574         11,367,417                                    29,350,991
                                               ------------       ------------                                  ------------
  Gross Profit...........................         4,859,295          2,116,962                                     6,976,257
                                               ------------       ------------                                  ------------
OPERATING EXPENSES:
  Operating and development..............         3,726,182          5,245,885                                     8,972,067
  Sales and marketing....................        18,051,182          8,602,791                                    26,653,973
  General and administrative.............         1,371,356            926,734                                     2,298,090
  Amortization of goodwill and other
   intangibles...........................         1,337,626                 --         6,789,115                   8,126,741
                                               ------------       ------------                                  ------------
                                                 24,486,346         14,775,410                                    46,050,871
                                               ------------       ------------                                  ------------
     Operating loss......................       (19,627,051)       (12,658,448)                                  (39,074,614)
                                                                                                                ------------
                                                    628,122            318,494                                       946,616
INTEREST AND OTHER INCOME................          (104,620)            (8,644)                                     (113,264)
INTEREST EXPENSE.........................      ------------        -----------                                  ------------
LOSS FROM CONTINUING
 OPERATIONS..............................      $(19,103,549)      $(12,348,598)                                 $(38,241,262)
                                               ============       ============                                  ============
Loss from continuing operations per
 common share (Note 4)...................            $(0.96)                                                          $(1.28)
                                               ============                                                     ============
Weighted average number of common
 shares outstanding (Note 4).............        19,826,161                                                       29,958,869
                                               ============                                                     ============

      See accompanying Notes to Unaudited Pro Forma Financial Statements.

              NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1.   BACKGROUND

On March 17, 1999, CDnow, Inc. acquired all of the outstanding common stock of N2K, Inc. in exchange for 12,159,249 shares of the Company's common stock valued at approximately $101,834,000 and warrants and options to purchase 1,713,644 shares of the Company's common stock valued at approximately $9,281,000. The acquisition has been accounted for under the purchase method of accounting, whereby the purchase price has been allocated to the assets purchased and the liabilities assumed based on their fair market values at the date of acquisition. The excess of purchase price over the net assets acquired was recorded as goodwill and other intangibles. The following table indicates the preliminary allocation of excess purchase price and expected amortization periods:

         Intangible Assets:             Assigned Value     Amortization Period
         ------------------             --------------     -------------------
         Web site technology              $ 9,400,000            2 years
         Strategic alliances/customers     19,000,000            3 years
         Assembled workforce                2,200,000            3 years
         Goodwill                          69,286,000            3 years
                                           ----------
         Total goodwill and other
         intangibles                      $94,486,000

2.  HISTORICAL

The pro forma combined statements of operations for the year ended December 31, 1998 include the historical results of both CDnow and N2K for the full year.
The pro forma combined statements of operations for the three months ended March 31, 1999 include the results of CDnow for the full three month period and the results of N2K for the period from January 1, 1999 to March 17, 1999.

3.  PRO FORMA ADJUSTMENTS

The pro forma combined statements of operations have been adjusted to reflect the pro forma amortization of goodwill and other intangibles for the year ended December 31, 1998 and the period from January 1, 1999 to March 17, 1999 (the historical statements of CDnow include the amortization of goodwill and other intangibles for the period from March 18, 1999 to March 31, 1999).

4.   LOSS FROM CONTINUING OPERATIONS PER COMMON SHARE

The Combined Company has presented its loss from continuing operations per common share for 1998 and for the three months ended March 31, 1999 pursuant to Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings per Share".

Basic loss per common share was computed by dividing the loss from continuing operations applicable to common shareholders by the weighted average number of shares of Common Stock outstanding during 1998 and the three months ended March 31, 1999. The loss from continuing operations applicable to common shareholders is equal to the loss from continuing operations less the accretion of CDnow Preferred stock to redemption value of $115,542 for the year ended December 31, 1998. There was no accretion of CDnow Preferred stock in the three months ended March 31, 1999. Diluted loss per common share has not been presented, since the impact on loss per share using the treasury stock method is anti-dilutive due to the Combined Company's losses.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To N2K Inc.:



We have audited the accompanying consolidated balance sheets of N2K Inc. (a Delaware corporation) and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of N2K Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


                                  /s/ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
 March 18, 1999

                           N2K INC. AND SUBSIDIARIES
                           -------------------------

                          CONSOLIDATED BALANCE SHEETS
                          ---------------------------

                                                                                           December 31
                                                                             --------------------------------------
                                                                                    1998                 1997
                                                                             ------------------  ------------------
                                 ASSETS
                              -------------
CURRENT ASSETS:
 Cash and cash equivalents                                                        $  36,153,593        $ 36,831,748
 Accounts receivable, net                                                             2,526,937             713,386
 Receivable for Common stock subject to put rights                                           --           2,999,995
 Prepaid expenses                                                                     7,400,163          16,645,294
                                                                                  -------------        ------------
          Total current assets                                                       46,080,693          57,190,423
                                                                                  -------------        ------------
PROPERTY AND EQUIPMENT:
 Computer equipment                                                                  12,064,005           4,638,311
 Office furniture and equipment                                                       1,639,504           1,079,960
 Leasehold improvements                                                               1,714,384           1,213,174
 Property and equipment under capital leases                                          1,591,387           1,591,387
                                                                                  -------------        ------------
                                                                                     17,009,280           8,522,832
 Less- Accumulated depreciation and amortization                                     (5,370,013)         (2,241,059)
                                                                                  -------------        ------------
          Net property and equipment                                                 11,639,267           6,281,773
                                                                                  -------------        ------------
OTHER ASSETS:
 Intangible assets, net                                                                 168,146             244,154
 Restricted cash                                                                        167,000             167,000
 Other                                                                                  668,596             138,206
                                                                                  -------------        ------------
          Total other assets                                                          1,003,742             549,360
                                                                                  -------------        ------------
                                                                                  $  58,723,702        $ 64,021,556
                                                                                  =============        ============
                LIABILITIES AND STOCKHOLDERS' EQUITY
        ------------------------------------------------------
CURRENT LIABILITIES:
 Current portion of capital lease obligations                                     $     264,037        $    394,055
 Accounts payable                                                                     2,209,853           1,290,474
 Accrued merchandise costs                                                            1,474,949           1,169,898
 Accrued compensation                                                                   972,593           1,259,165
 Accrued royalties                                                                       20,879              28,289
 Other accrued liabilities                                                            6,572,823           2,189,191
                                                                                  -------------        ------------
          Total current liabilities                                                  11,515,134           6,331,072
NET LIABILITIES OF DISCONTINUED OPERATIONS                                            5,138,292             705,756
CAPITAL LEASE OBLIGATIONS                                                               255,177             519,215
OTHER LONG-TERM LIABIILTIES                                                             315,836             317,583
COMMON STOCK SUBJECT TO PUT RIGHTS                                                    2,999,995           2,999,995
                                                                                  -------------        ------------
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' EQUITY:
 Preferred stock, $.001 par value, 40,000,000 shares authorized,
 none issued and outstanding                                                                 --                  --
 Common stock, $.001 par value, 100,000,000 shares authorized,
 14,256,057 and 12,118,100 shares issued and outstanding                                 14,256              12,118
 Additional paid-in capital                                                         171,427,922         109,197,798
 Accumulated deficit                                                               (132,942,910)        (56,061,981)
                                                                                  -------------        ------------
          Total stockholders' equity                                                 38,499,268          53,147,935
                                                                                  -------------        ------------
                                                                                  $  58,723,702        $ 64,021,556
                                                                                  =============        ============

       The accompanying notes are an integral part of these statements.

                           N2K INC. AND SUBSIDIARIES
                           -------------------------


                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     -------------------------------------



                                                                               Year Ended December 31
                                                                ----------------------------------------------------
                                                                      1998               1997              1996
                                                                -----------------  ----------------  ---------------
NET REVENUES                                                        $ 42,080,136      $  8,108,449      $  1,655,704
COST OF REVENUES                                                      33,709,087         6,212,741         1,447,888
                                                                    ------------      ------------      ------------
         Gross profit                                                  8,371,049         1,895,708           207,816
OPERATING EXPENSES:
 Operating and development                                            23,895,270        10,585,441         7,007,929
 Sales and marketing                                                  42,710,653         6,690,884         2,772,167
 General and administrative                                            6,851,948         4,647,810         2,477,995
 Charge for purchased research and development                                --                --         5,242,523
                                                                    ------------      ------------      ------------
         Operating loss                                              (65,086,822)      (20,028,427)      (17,292,798)
INTEREST AND OTHER INCOME                                              3,200,212           693,881           352,531
INTEREST EXPENSE                                                         (65,246)         (653,455)          (52,281)
                                                                    ------------      ------------      ------------
         Loss from continuing operations                             (61,951,856)      (19,988,001)      (16,992,548)
LOSS FROM DISCONTINUED OPERATIONS                                    (13,317,170)       (9,683,466)       (1,915,361)
GAIN (LOSS) ON DISPOSAL OF DISCONTINUED
OPERATIONS                                                            (1,611,903)        1,574,493                --
                                                                    ------------      ------------      ------------
         Loss before extraordinary item                              (76,880,929)      (28,096,974)      (18,907,909)
EXTRAORDINARY ITEM                                                            --          (639,262)               --
                                                                    ------------      ------------      ------------
NET LOSS                                                            $(76,880,929)     $(28,736,236)     $(18,907,909)
                                                                    ============      ============      ============
BASIC AND DILUTED INCOME (LOSS) PER
COMMON SHARE:
  Loss from continuing operations                                   $      (4.54)     $      (4.09)     $      (6.15)
  Loss from discontinued operations                                        (0.98)            (1.98)            (0.70)
  Gain (loss) on disposal of discontinued operations.                      (0.12)             0.32                --
  Extraordinary item                                                          --             (0.13)               --
                                                                    ------------      ------------      ------------
         Net loss per Common share                                  $      (5.64)     $      (5.88)     $      (6.85)
                                                                    ============      ============      ============
SHARES USED IN COMPUTING BASIC AND
DILUTED NET LOSS PER COMMON SHARE                                     13,637,599         4,885,556         2,760,948
                                                                    ============      ============      ============




       The accompanying notes are an integral part of these statements.

                           N2K INC. AND SUBSIDIARIES
                           -------------------------

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                -----------------------------------------------



                                                                                      Additional
                                                              Preferred    Common       Paid-in       Accumulated
                                                                Stock       Stock       Capital         Deficit          Total
                                                              ----------  ---------  -------------  ---------------  -------------
BALANCE, DECEMBER 31, 1995                                     $  4,057    $ 1,567    $  8,539,777   $  (7,896,417)  $    648,984
 Issuance of Common stock and Series E Preferred stock in
  connection with purchase of New York N2K                        1,348      1,348       4,148,708              --      4,151,404
 Issuance of Series E Preferred stock                             4,659         --       3,722,701              --      3,727,360
 Issuance of Series F Preferred stock, net                        5,333         --      15,262,951              --     15,268,284
 Issuance of Common stock for services rendered                      --          6          14,244              --         14,250
 Common stock options exercised                                      --          2           6,004              --          6,006
 Net loss                                                            --         --              --     (18,907,909)   (18,907,909)
                                                               --------    -------    ------------   -------------   ------------
BALANCE, DECEMBER 31, 1996                                       15,397      2,923      31,694,385     (26,804,326)     4,908,379
 Issuance of Series G Preferred stock, net                        2,480         --       7,213,051              --      7,215,531
 Warrants issued in connection with Management
  and Senior notes                                                   --         --         950,000              --        950,000
 Warrants issued in connection with AOL Contract                     --         --         775,000              --        775,000
 Issuance of Common stock, net                                       --      3,830      65,320,929              --     65,324,759
 Conversion of Preferred stock to Common stock                  (17,877)     5,020          12,857              --             --
 Management Note Conversion                                          --         95       1,811,637              --      1,811,732
 Rocktropolis Put expiration                                         --         45         537,453              --        537,498
 Common stock purchase and retirement                                --        (41)             --        (521,419)      (521,460)
 Issuance of Common stock for services rendered                      --          3          52,496              --         52,499
 Issuance of Common stock options for services rendered              --         --          31,463              --         31,463
 Common stock options exercised                                      --        243         798,527              --        798,770
 Net loss                                                            --         --              --     (28,736,236)   (28,736,236)
                                                               --------    -------    ------------   -------------   ------------
BALANCE, DECEMBER 31, 1997                                           --     12,118     109,197,798     (56,061,981)    53,147,935
 Issuance of Common stock under employee stock
  purchase plan                                                      --         16         128,294              --        128,310
 Issuance of Common stock, net                                       --      2,000      61,372,641              --     61,374,641
 Issuance of Common stock for services rendered                      --          3          62,497              --         62,500
 Issuance of Common stock options for services rendered              --         --         229,920              --        229,920
 Common stock options and warrants exercised                         --        119         436,772              --        436,891
 Net loss                                                            --         --              --     (76,880,929)   (76,880,929)
                                                               --------    -------    ------------   -------------   ------------
BALANCE, DECEMBER 31, 1998                                     $     --    $14,256    $171,427,922   $(132,942,910)  $ 38,499,268
                                                               ========    =======    ============   =============   ============




       The accompanying notes are an integral part of these statements.

                           N2K INC. AND SUBSIDIARIES
                           -------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                                                             Year Ended December 31
                                                            --------------------------------------------------------
                                                                  1998                1997                1996
                                                            -----------------  ------------------  -----------------
OPERATING ACTIVITIES:
 Net loss                                                       $(76,880,929)       $(28,736,236)       $(18,907,909)
 Adjustments to reconcile net loss to net cash
  used in operating activities-
  Depreciation and amortization                                    3,390,429           1,437,541             767,357
  Amortization of marketing advances                              22,682,035           2,769,741                  --
  Loss (gain) on disposal of discontinued
   operations                                                      1,611,903          (1,574,493)                 --
  Encoded Music restructuring charge                               4,304,249                  --                  --
  Loss on disposal of property and equipment                              --              79,620                  --
  Extraordinary loss from early extinguishment of debt                    --             639,262                  --
  Amortization of discount on Management and Senior notes                 --             310,738                  --
  Provision for future returns                                       685,000           1,816,238                  --
  Provision for doubtful accounts                                    299,798              64,045              18,000
  Charge for purchased research and development                           --                  --           5,242,523
  Issuance of Common stock for services rendered                      62,500              52,499              14,250
  Issuance of Common stock options for services rendered             229,920              31,463                  --
 Decrease (increase) in-
  Restricted cash                                                         --                  --             500,000
  Accounts receivable                                             (3,126,240)         (1,022,882)            461,356
  Prepaid expenses                                               (10,299,924)        (18,065,728)           (610,365)
  Inventory                                                          (86,027)             23,785            (113,824)
  Advances and recoupable costs                                       63,486            (116,825)            (86,525)
  Other assets                                                      (590,883)            (45,945)            (49,144)
 Increase (decrease) in-
  Accounts payable                                                   766,488             (61,680)          1,177,839
  Accrued merchandise costs                                          305,051           1,145,158              (8,560)
  Accrued compensation                                              (229,961)            625,084             484,819
  Accrued royalties                                                   82,927             629,989                  --
  Accrued Encoded Music restructuring                             (1,242,973)                 --                  --
  Other accrued liabilities                                        4,342,153            (733,858)            317,418
  Other long-term liabilities                                        (53,905)             60,641              59,073
                                                                ------------        ------------        ------------
       Net cash used in operating activities                     (53,684,903)        (40,671,843)        (10,733,692)
                                                                ------------        ------------        ------------
INVESTING ACTIVITIES:
 Purchases of and deposits on property and equipment              (8,468,947)         (4,313,916)         (2,933,196)
 Acquisition of New York N2K, net of cash acquired                        --                  --            (224,077)
 Purchase of Rocktropolis website                                         --                  --            (671,744)
 Proceeds from disposal of discontinued operations                        --           3,000,000                  --
                                                                ------------        ------------        ------------
       Net cash used in investing activities                    $ (8,468,947)       $ (1,313,916)       $ (3,829,017)
                                                                ------------        ------------        ------------

                                  (Continued)

       The accompanying notes are an integral part of these statements.

                           N2K INC. AND SUBSIDIARIES
                           -------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------

                                  (Continued)




                                                                           Year Ended December 31
                                                          ---------------------------------------------------------
                                                                1998                1997                1996
                                                          -----------------  ------------------  ------------------
FINANCING ACTIVITIES:
 Net repayments under line of credit                           $        --         $        --         $  (400,000)
 Proceeds from Management and Senior Notes                              --           7,771,600                  --
 Repayment of Senior Notes                                              --          (6,021,600)                 --
 Payments on capital lease obligations                            (464,147)           (233,543)           (103,115)
 Proceeds from issuance of Preferred stock, net                         --           7,215,531          18,995,644
 Proceeds from issuance of Common stock, net                    61,374,641          65,324,759                  --
 Proceeds from issuance of Common stock under
  the employee stock purchase plan                                 128,310                  --                  --
 Proceeds from exercise of Common stock options and
  warrants                                                         436,891             277,310               6,006
                                                               -----------         -----------         -----------
 Net cash provided by financing activities                      61,475,695          74,334,057          18,498,535
                                                               -----------         -----------         -----------
INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                                      (678,155)         32,348,298           3,935,826
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                    36,831,748           4,483,450             547,624
                                                               -----------         -----------         -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                         $36,153,593         $36,831,748         $ 4,483,450
                                                               ===========         ===========         ===========





       The accompanying notes are an integral part of these statements.

            N2K INC.

            FINANCIAL STATEMENTS
            AS OF DECEMBER 31, 1998 AND 1997
            TOGETHER WITH AUDITORS' REPORT

                           N2K INC. AND SUBSIDIARIES
                           -------------------------

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ------------------------------------------

                               DECEMBER 31, 1998
                               -----------------



1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
    -----------------------------------------------------------

The Company
-----------

Background and Recent Events
----------------------------

N2K Inc. (the "Company" or "N2K"), formerly Telebase Systems, Inc., was formed as a result of the merger in February 1996, of N2K Inc., a New York corporation ("New York N2K") which was founded in 1995, and Telebase Systems, Inc. ("Telebase"), which was founded in 1984 as a provider of online information services (see Note 2). In 1994, recognizing increasing opportunities in the entertainment market, Telebase expanded its strategy to include music entertainment. In April 1997, the Company discontinued its online information services business and in August 1997, the Company sold substantially all of the net assets of this business. The operations of the online information services business have been accounted for as discontinued operations (see Note 3).

The Company is an online music entertainment company using the internet as a global platform for promoting, marketing and selling music and related merchandise. The Company's strategy is to build loyal user communities around genre-specific websites that provide music content and enable consumers to purchase compact discs ("CDs"), cassettes, LPs, videos and related merchandise.

The Company has incurred significant losses and expects to continue to incur significant losses on a quarterly and annual basis for the foreseeable future. As of December 31, 1998, the Company had an accumulated deficit of $132,942,910. The Company has incurred losses from continuing operations of $61,951,856, $19,988,001 and $16,992,548 for the years ended December 31, 1998, 1997 and
1996, respectively. Since its inception, the Company has incurred costs to develop and enhance its technology, to create, introduce and enhance its websites, to establish marketing and distribution relationships and to build its administrative organization. The Company expects negative cash flow from operations to continue for the foreseeable future as it continues to develop and market its business. On March 17, 1999, the company merged with CDnow, Inc. (see Note 13).

The Company had its own record label, N2K Encoded Music, which used the Company's websites, as well as record stores and other traditional distribution channels, to promote, distribute and sell original and licensed artist recordings. In August 1998, management announced a restructuring of its record label, N2K Encoded Music. The restructuring was done in an effort to streamline the cost structure of Encoded Music. Historically, the Company focused on two genres of music: Rock/Pop and Jazz. Through this restructuring, the Company would no longer produce or license artist recordings in the Rock/Pop genre.

The Company immediately ceased all of its operations in the Rock/Pop genre. Accordingly, the Company recorded a restructuring charge of $4,304,249. This charge is included in loss from discontinued operations in the accompanying consolidated statements of operations. This charge represented (i) certain costs relating to severance due to a reduction in Encoded Music's workforce ($2,006,360); (ii) costs associated with the termination of certain of its contractual commitments ($1,437,845); and (iii) noncash costs associated with the write-down of certain assets and other miscellaneous costs ($860,044). The reduction in Encoded Music's workforce represented 21 individuals, or all of its employees who worked in the Rock/Pop genre and included individuals in promotions, sales and marketing and management. The contractual commitments terminated primarily related to contracts which N2K had with various artists/projects. Pursuant to these contracts, N2K was obligated to provide the funding and support for each of these artists' projects. As a result of N2K exiting the Rock/Pop genre, N2K no longer supported these projects. Accordingly, the costs incurred represented the costs that N2K was required to pay, or is expected to pay to settle its obligation under its original artist recording agreements for each of these projects. These arrangements should be settled and paid by June 1999. The Company's management believes that this provision is adequate based upon the decisions currently made by management. However, the amount the Company ultimately incurs could be different from these estimates. At December 31, 1998, $3,061,276 of restructuring charges remained in accrued liabilities. The balance was comprised of $1,367,493 for severance costs, $876,898 to terminate certain of its existing contracts, and $816,885 for other miscellaneous costs. Other than the amounts paid, there were no changes to this liability since the initial charge. Cash expenditures related to this restructuring for the year ended December 31, 1998 were $1,242,973. Cash expenditures for the years ended December 31, 1999, 2000 and 2001 are expected to be approximately $2,530,000, $403,000 and $128,000, respectively. Actual costs incurred are charged against the accrued Encoded Music restructuring account when paid.

In December 1998, the Company approved a formal plan of disposal for N2K Encoded Music. N2K Encoded Music has been accounted for as a discontinued operation with a measurement date of December 22, 1998. The accompanying consolidated financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations. On January 1, 1999, the Company reached an agreement with Warlock Records Inc. ("Warlock") to sell the majority of the Encoded Music business. Warlock through a limited liability company (the "LLC") obtained the rights and assumed the associated liabilities to all the remaining Encoded Music advances, master recordings, license agreements, inventory and receivables. The LLC was also granted a perpetual license to take control of and operate the N2K Encoded Music label and Encoded Music artist websites. In exchange, the Company is to receive a nonrefundable advance of $334,000, over the next year plus royalties based on future sales of the LLC. The royalties are to be recouped against (i) any excess retail returns experienced by the LLC on product from N2K up to $1,000,000, (ii) the original advance of $334,000, and (iii) any future advances provided for in the agreement that are payable upon the recoupment of previous amounts. The Company also received an ownership share in the LLC of 19.9%. The agreement contains buy-out provisions for both parties that are applicable after the first anniversary of the agreement and upon breaches of the agreement, dissolution or liquidation of either the Company or Warlock or the inability of certain parties to perform. The disposal of and associated sale related to N2K Encoded Music resulted in a loss on the disposal of the segment's net assets. Accordingly, as of December 23, 1998, the Company accrued the expected loss on disposal, as well as the losses of the segment from the measurement date to the disposal date. The Company will record income received on future royalties as they are realized. See Note 3 for more information on the N2K Encoded Music discontinued operation.

Summary of Significant Accounting Policies
------------------------------------------

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Management's Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers investment instruments with an original maturity of three months or less to be cash equivalents. Cash equivalents are comprised of investments in various mutual and money market funds, as well as short-term notes.

Supplemental Disclosures of Cash Flow Information

For the years ended December 31, 1998, 1997 and 1996, the Company paid interest of $79,245, $277,528 and $52,281, respectively. Income taxes paid in 1998, 1997 and 1996 were immaterial. The Company incurred $933,227 of capital lease obligations during 1997. There were no capital lease obligations incurred during 1998 or 1996.

On December 16, 1998, the Company and America Online, Inc. ("AOL") agreed to offset $3,000,000 of the total amount owed to AOL under a strategic alliance agreement with the $3,000,000 AOL owed the Company in connection with the AOL Purchase, as defined below.

The following table displays the noncash assets and liabilities that were consolidated as a result of the New York N2K acquisition on February 13, 1996 (see Note 2):


Noncash assets (liabilities):
 Accounts receivable                                              $    78,090
 Prepaid expenses                                                       3,540
 Property and equipment                                               557,455
 Other assets                                                          36,612
 Goodwill                                                             280,000
 Charge for purchased research and development                      4,133,281
 Accounts payable and other accrued liabilities                      (405,118)
 Capital lease obligations                                           (308,379)
                                                                  -----------
       Net noncash assets acquired                                  4,375,481
 Less- Preferred stock issued                                      (1,078,286)
         Common stock issued                                       (3,073,118)
                                                                  -----------
Cash paid, net of cash acquired                                   $   224,077
                                                                  ===========

Additionally, the following table displays the noncash assets that were acquired as a result of the Rocktropolis website acquisition on June 21, 1996 (see Note
2):

Noncash assets :
 Charge for purchased research and development                     $1,109,242
 Intangible assets                                                    100,000
                                                                   ----------
       Net noncash assets acquired                                  1,209,242
 Less- Common stock issued                                           (537,498)
                                                                   ----------
Cash paid                                                          $  671,744
                                                                   ==========

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Computer equipment is depreciated primarily over an estimated useful life of four years and office furniture and equipment is depreciated over an estimated useful life of four to eight years. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term. Improvements and betterments are capitalized, and maintenance and repair costs are charged to expense as incurred. Upon retirement or disposition, the applicable property amounts are relieved from the accounts, and any gain or loss is recorded in the consolidated statement of operations.

Intangible Assets

Intangible assets consist of acquired technology costs and the Rocktropolis tradename and are being amortized over five years on a straight-line basis.

The Company evaluates the realizability of intangible assets based on estimates of undiscounted future cash flows over the remaining useful life of the asset. If the amount of such estimated undiscounted future cash flow is less than the net book value of the asset, the asset is written down to its net realizable value. As of December 31, 1998, no such write-down was required.

Common Stock Subject to Put Rights

AOL and the Company entered into an agreement, pursuant to which AOL agreed to purchase from the Company at the Company's initial public offering price per share of $19.00 (less underwriting discounts and commissions) an aggregate amount of $3,000,000 or 169,779 shares of the Company's Common stock (the "AOL Purchase"). The Company has granted AOL certain shelf and other registration rights with respect to the shares purchased by AOL in the AOL Purchase, including the right to require the Company to register such shares for resale, to have such registration statement declared effective on or before April 16, 1998 and to maintain the effectiveness of such registration statement for a period of two years from the consummation of the AOL Purchase. Accordingly, the value of these shares is not included in Stockholders' equity. As the Company failed to cause such registration statement to be declared effective by April 16, 1998, AOL has the right to require the Company to repurchase such shares for cash at a price equal to the greater of the original purchase price and the then-current fair market value. The current fair market value of the Company's Common stock as of March 17, 1999 was $15.13 per Common share. As of March 17, 1999, these shares had not been registered and AOL had not exercised its put right. If the Company is required to purchase the AOL shares, the Common stock subject to put rights on the Company's consolidated balance sheets will be accreted to its fair value based upon the price of the Company's stock at each reporting date. The fair value will be recorded as a charge to retained earnings at each reporting date and will reduce earnings available to Common stockholders. As of March 17, 1999, there was no charge as the market value of the Company's Common stock was below $19.00 per Common share. The Company's repurchase obligation is to be secured by an escrow in the form of cash and/or letter of credit in an amount to be agreed upon by the Company and AOL, which amount shall not be less than $3,000,000 nor more than $7,500,000.

In addition, the Company granted AOL a warrant for the future purchase of up to 184,736 additional shares of Common stock (the "AOL Warrant") at an exercise price equal to the initial public offering price per share. The AOL Warrant is exercisable as to one-half of the total number of shares on the first anniversary of the date of issuance and as to the balance of the shares on the second anniversary of the date of issuance. The AOL Warrant expires in October 2004. The fair value of these warrants ($775,000) has been included in prepaid expenses and is being amortized over the term of the strategic alliance agreement with AOL, which is three years.

Revenue Recognition

Revenues from the sale of music CDs and cassettes sold via the internet include shipping and handling charges and are recognized at the time of shipment. The Company records the estimated gross profit, which will be lost due to current period shipments being returned in future periods as a reduction of revenues and cost of revenues in the period of shipment.

The Company has numerous agreements with other companies in the internet and entertainment businesses which provide for, among other things, the Company to pay a percentage of revenues, as defined, derived from customers entering the Company's website via the websites of these other companies. The Company records these amounts in sales and marketing expenses in the accompanying consolidated statements of operations.

Advertising revenues are derived from the sale of advertising on the Company's websites. Advertising revenues are recognized in the period the advertisement is displayed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. Company obligations typically include guarantees of minimum number of "impressions," or times that any advertisement is viewed by users on the Company's websites. To the extent minimum guaranteed impressions are not met, the Company defers recognition of the corresponding revenues until guaranteed impression levels are achieved. Revenues from the sale of certain advertising on the Company's websites are shared with third parties under the terms of certain agreements. The Company records such advertising revenues gross and records amounts allocable to third parties under the terms of such agreements in sales and marketing expenses. To date, amounts allocable to third parties have not been significant. For the years ended December 31, 1998, 1997 and 1996, advertising revenues were $4,394,395, $965,954 and $51,815, respectively.

The Company recognizes advertising revenue as a result of barter transactions. Such revenue is recognized based on the fair value received or sold, whichever clearly estimates the fair value of the transaction, which generally consists of advertising or merchandise. Barter revenue and the corresponding expenses are recognized in the period the advertising is displayed. For the years ended December 31, 1998 and 1997, $2,481,777 and $340,000, respectively, of advertising revenue related to barter transactions. Prior to 1997, the Company had no barter transactions.

International net revenues were $6,208,038, $2,104,399 and $650,258, for the years ended December 31, 1998, 1997 and 1996, respectively.

Operating and Development Expenses

Operating and development expenses consist of software engineering, multimedia production, graphic design, telecommunications charges and computer operations which support the Company's products. For the years ended December 31, 1998, 1997 and 1996, the Company incurred costs of $8,615,077, $4,128,249 and $3,051,174, respectively, relating to research and development. These amounts are included in operating and development expenses as shown in the accompanying consolidated statements of operations.

Advertising Expenses

Advertising and promotional costs incurred by the Company are expensed the first time the advertising takes place. Advertising and promotion expense, excluding the amortization of the Company's marketing advances (see Note 4), was $17,088,970, $3,156,173 and $1,759,515 for the years ended December 31, 1998,
1997 and 1996, respectively, and is included in sales and marketing expenses in the accompanying consolidated statements of operations.

Gift Certificates and Coupons

Gift certificates are included in other accrued liabilities in the accompanying balance sheets and are recognized as net revenues when they are redeemed. The Company estimates the amount of outstanding coupons, which will be redeemed, and also includes that amount in other accured expenses. These accruals are immaterial for all periods presented. Coupon expense is included in sales and marketing expenses in the accompanying consolidated statements of operations.

Charge for Purchased Research and Development

In connection with the acquisition of New York N2K in February 1996 and the rock website, Rocktropolis, in June 1996 (see Note 2), $5,242,523 of the aggregate purchase price was allocated to incomplete research and development projects. Accordingly, these costs were charged to expense as of the acquisition dates. The development of these projects had not yet reached technological feasibility, and the technology had no alternative future use. The acquired technology required substantial additional development by the Company.

Loss per Common Share

The Company calculates basic and diluted loss per Common share information pursuant to Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 requires dual presentation of basic and diluted earnings (loss) per share for complex capital structures on the face of the statements of operations. According to SFAS No. 128, basic earnings (loss) per share is calculated by dividing income (loss) available to Common stockholders by the weighted average number of Common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution from the exercise or conversion of securities into Common stock, such as stock options.

The following is a summary of the numerators and denominators of the basic and diluted loss from continuing operations per Common share computations:

                                                        Year Ended December 31
                                        ------------------------------------------------------
                                              1998               1997               1996
                                        -----------------  -----------------  -----------------
Loss from continuing operations
 (numerator)                                $(61,951,856)      $(19,988,001)      $(16,992,548)
                                            ============       ============       ============
Shares (denominator)                          13,637,599          4,885,556          2,760,948
                                            ============       ============       ============
Per share amount                            $      (4.54)      $      (4.09)      $      (6.15)
                                            ============       ============       ============


Diluted loss per share is the same as basic loss per share as no additional shares for the potential dilution from the exercise or conversion of securities into Common stock are included in the denominator as the result is antidilutive due to the Company's losses. Therefore, options to purchase 2,204,188 shares of Common stock at a weighted average exercise price of $10.68 per share, warrants to purchase 599,554 shares of Common stock at a weighted average exercise price of $14.16 per share and the AOL Purchase were outstanding as of December 31, 1998, but were not included in the computation of diluted loss per Common share.

Major Supplier and Distribution Agreement

The Company had a contract with Valley Media, Inc. ("Valley"), which was renegotiated in January 1998. Valley is currently the Company's primary provider of order fulfillment for direct-to-consumer music products. The Company has no fulfillment operation or facility of its own and, accordingly, is dependent upon maintaining its existing relationship with Valley or establishing a new fulfillment relationship with one of the few other fulfillment operations. There can be no assurance that the Company will maintain its relationship with Valley or that it will be able to find an alternative, comparable supplier capable of providing fulfillment services on terms satisfactory to the Company should its relationship with Valley terminate. An unanticipated termination of the Company's relationship with Valley, particularly during the fourth quarter of the calendar year in which a high percentage of recorded music sales are made, could materially adversely affect the Company's results of operations for the quarter in which such termination occurred even if the Company was able to establish a relationship with an alternative fulfillment house. The renegotiated contract expires in February 2000. Valley may terminate its existing agreement with the Company upon 30 days' written notice, in the event that Valley decides to discontinue providing services to all of Valley's online service customers. To date, Valley has satisfied the Company's requirements on a timely basis. However, to the extent that Valley does not have sufficient capacity and is unable to satisfy on a timely basis the increasing requirements of the Company, such capacity constraint would have a material adverse effect on the Company's business, results of operations and financial condition. For the years ended December 31, 1998, 1997 and 1996, the Company incurred costs related to this relationship of approximately $30,460,000, $5,941,000 and $1,439,000, respectively, which are included in cost of revenues on the accompanying consolidated statements of operations. As of December 31, 1998 and 1997, relative to this relationship, Valley was due approximately $1,037,000 and $1,076,000, respectively, from the Company, which is included in accrued merchandise costs on the accompanying consolidated balance sheets.

Reclassifications

The consolidated financial statements for prior years have been reclassified to conform with the current year's presentation.

Recent Accounting Pronouncements

In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," which established standards for reporting information about operating segments in annual financial statements. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company adopted SFAS No. 131, for its financial statements as of and for the
year ended December 31, 1998.   The adoption of SFAS No. 131 did not have an
impact on the Company's results of operations, financial position, cash flows or disclosures.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. As the Company does not currently engage or plan to engage in derivative or hedging activities, there will be no impact to the Company's results of operations, financial position or cash flows upon the adoption of this standard.

In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") 98-1, "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use." SOP 98-1 is effective for the Company on January 1, 1999. SOP 98-1 provides guidance on accounting for computer software developed or obtained for internal use including the requirement to capitalize specified costs and amortization of such costs. The Company does not expect the adoption of this standard to have a material effect on the Company's capitalization policy.

In April 1998, the AICPA issued SOP 98-5, "Reporting on the Costs of Start-Up Activities," which is effective for the Company on January 1, 1999. SOP 98-5 provides guidance on the financial reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred. As the Company has expensed these costs historically, the adoption of this standard is not expected to have a significant impact on the Company's results of operations, financial position or cash flows.

2.  ACQUISITIONS:
    -------------

Acquisition of New York N2K

On February 13, 1996, New York N2K merged with and into Telebase in a transaction accounted for as a purchase. Telebase issued 1,347,857 shares of Common stock valued at $3,073,118 and 1,347,860 shares of Series E Preferred stock valued at $1,078,286 in exchange for all of the outstanding Common stock of New York N2K. The fair value assigned to the Common stock was determined based upon an independent appraisal. Telebase is the surviving corporation; however, the corporate name of the surviving corporation was changed to N2K Inc. Telebase was the acquirer in this purchase. The results of the acquired business have been included in the consolidated financial statements from the date of acquisition. The total purchase price of $4,375,481, including transaction costs, was allocated to the assets acquired and liabilities assumed based on their respective fair values. The Company recorded $4,133,281 of the purchase price as a charge to the consolidated statements of operations on the acquisition date as it was related to the fair value of incomplete research and development projects. The remaining balance of the purchase price of $280,000 was allocated to acquired technology costs and is being amortized over five years on a straight-line basis. If the acquisition of New York N2K had occurred on January 1, 1996, the unaudited pro forma information for the year ended December 31, 1996, after giving effect to the pro forma adjustments described below, would have been as follows:

Unaudited pro forma revenues                                    $  1,724,331
                                                                ============
Unaudited pro forma loss from continuing operations             $(13,243,155)
                                                                ============
Unaudited pro forma net loss                                    $(15,158,516)
                                                                ============
Unaudited pro forma basic and diluted net loss
  per Common share                                              $      (5.49)
                                                                ============

The unaudited pro forma information does not purport to be indicative of the results that would have been attained if the operations had actually been combined for the period presented and is not necessarily indicative of the operating results to be expected in the future.

The pro forma adjustments consist of compensation charges for certain executive officers who did not receive any compensation from New York N2K prior to the merger and the amortization of the acquired technology costs. The amount of the compensation pro forma adjustment was $75,000 for the year ended December 31, 1996. The amount of the acquired technology cost amortization pro forma adjustment was $7,000 for the year ended December 31, 1996. Additionally, the above unaudited pro forma information excludes the one-time charge of $4,133,281 associated with the write-off of purchased research and development costs in connection with the New York N2K acquisition and includes the write-off of purchased research and development costs associated with the purchase of the Rocktropolis website for the year ended December 31, 1996. This one-time charge would have increased the unaudited pro forma basic and diluted net loss per Common share for the year ended December 31, 1996 by $1.50.

On February 13, 1996, the Company sold 3,750,000 shares of Series E Preferred stock at $.80 per share and received gross proceeds of $3,000,000 (see Note 7).

Acquisition of Rocktropolis Website

On June 21, 1996, the Company acquired the assets that relate to the rock website known as Rocktropolis, from Rocktropolis Enterprises, LLC for $633,000 in cash and 44,790 shares of Common stock valued at $537,498. The total purchase price of $1,209,242, including transaction costs, was allocated to the assets acquired based on their respective fair values. The Company recorded $1,109,242 of the purchase price as a charge to the consolidated statements of operations on the acquisition date as it was related to the fair value of incomplete research and development projects. The remaining balance of the purchase price was allocated to the Rocktropolis tradename and is being amortized on a straight-line basis over five years.

The Common stock issued in connection with the acquisition of the Rocktropolis website could have been "put" back to the Company at a price of $12 per share at any time beginning 366 days after the issuance date, if there was not at that time a public market for shares of the Company's Common stock. Accordingly, the value of these shares ($537,498) was not included in Stockholders' equity in the accompanying consolidated balance sheets prior to the consummation of the Company's initial public offering in October 1997. The "put" rights expired upon the consummation of the Company's initial public offering.

3.  DISCONTINUED OPERATIONS:
    ------------------------

Online Information Services Business

In April 1997, the Company's Board of Directors approved a formal plan of disposal for its online information services business. The online information services business was accounted for as a discontinued operation with a measurement date of April 4, 1997. The Company expected that the sale of the online information services business would result in a gain on the disposal of the segment's net assets which would be sufficient to offset the losses of the segment from the measurement date to the disposal date. As a result, no amounts were accrued in the accompanying consolidated financial statements relating to the disposal of the segment. The net losses from discontinued operations from the measurement date to the disposal date were recorded as an adjustment to the net assets of the discontinued operations in the accompanying consolidated balance sheets. The accompanying consolidated financial statements reflect the operating results and balance sheet items of the discontinued operations separately from continuing operations.

Effective August 1, 1997, the Company entered into an agreement for the sale of all of the net assets of the online information services business, except its accounts receivable and accounts payable. The total purchase price of $6,000,000 consisted of $3,000,000 which was paid in cash at closing, and up to an additional $3,000,000 pursuant to an earn-out which, if and to the extent earned, was payable at the purchaser's sole discretion on March 31, 1999 and September 30, 1999, either in cash or that number of shares of its Common stock having a market value equal to the amount to be paid. The earn-out was based upon the revenues of the business which were generated from July 1, 1997 through December 31, 1998. If revenues during the above period did not meet the specified target, the earn-out would be reduced. If revenues during the above period exceed the specified target, the earn-out would be increased, up to a maximum of $1,000,000. The Company planned to record the earn-out, if earned, as a gain on the sale of discontinued operations when realized. Based on the results during the period, no additional earn-out was earned. At closing, the Company recorded a gain on the sale of discontinued operations of $1,574,493. The gain was net of a provision for certain disposal costs including accruals for future commitments relating to severance and doubtful accounts relating to the online information services business's accounts receivable. These costs are reflected in accrued discontinued operations disposal costs (see Note 5). In connection with the sale, the Company entered into a services agreement under which it will provide certain services and support personnel to the purchaser through September 1999 for a fixed monthly fee.

N2K Encoded Music

See Note 1, The Company--Background and Recent Events for more information on the discontinued operations of N2K Encoded Music.

Revenues and income (loss) from the discontinued operations in the accompanying consolidated statements of operations were:


                                                             Year Ended December 31
                                              ----------------------------------------------------
                                                    1998              1997              1996
                                              ----------------  ----------------  ----------------
Revenues:
 Online information services                     $         --       $ 2,411,057       $ 7,855,758
 N2K Encoded Music                                  3,920,591         3,154,339                --
                                                 ------------       -----------       -----------
                                                 $  3,920,591       $ 5,565,396       $ 7,855,758
                                                 ============       ===========       ===========
Net loss:
 Online information services                     $         --       $  (415,970)      $  (968,674)
 N2K Encoded Music                                (13,317,170)       (9,267,496)         (946,687)
                                                 ------------       -----------       -----------
                                                 $(13,317,170)      $(9,683,466)      $(1,915,361)
                                                 ============       ===========       ===========

The assets and liabilities of N2K Encoded Music have been reclassified in the accompanying consolidated balance sheets to separately identify them as net liabilities of discontinued operations. A summary of these net liabilities of discontinued operations as of December 31, 1998 and 1997 is as follows:

                                                                   Year Ended December 31
                                                             ----------------------------------
                                                                  1998              1997
                                                             ---------------  -----------------
Current assets, excluding accounts receivable                   $   320,186        $   434,630
Accounts receivable, net                                            506,525            178,634
Property and equipment, net                                         755,060            897,535
Current liabilities                                              (6,655,812)        (2,030,054)
Noncurrent liabilities                                              (64,251)          (186,501)
                                                                -----------        -----------
Net liabilities of discontinued operations                      $(5,138,292)       $  (705,756)
                                                                ===========        ===========


4.  PREPAID EXPENSES:
    -----------------

Prepaid expenses as of December 31, 1998 and 1997 consist of the following:

                                                                                  December 31
                                                                       ---------------------------------
                                                                             1998              1997
                                                                       ----------------  ---------------
Marketing Advances:
  AOL                                                                     $ 15,811,916       $12,775,000
  Excite, Inc. ("Excite")                                                    5,170,000         3,300,000
  Netscape Communications Corporation ("Netscape")                           3,457,225         3,000,000
  Ticketmaster Ticketing Company, Inc.("Ticketmaster")                       4,000,000                --
  Disney Online                                                              1,166,667                --
  AOL Bertelsmann Online                                                     1,237,500                --
  Infoseek Corporation ("Infoseek")                                          1,000,000                --
  Other                                                                      1,008,631           340,035
                                                                          ------------       -----------
                                                                            32,851,939        19,415,035
Less- Accumulated amortization of marketing advances                       (25,451,776)       (2,769,741)
                                                                          ------------       -----------
                                                                          $  7,400,163       $16,645,294
                                                                          ============       ===========

The Company is amortizing the costs associated with its marketing advances over the contractual terms of the strategic alliance which is primarily one to three years and the amortization method is primarily on a straight-line basis or as impressions are received. Amortization expense for the year ended December 31, 1998 and 1997 was $22,682,035 and $2,769,741, respectively. These amounts are included in sales and marketing expenses in the accompanying financial statements.

As of December 31, 1998, the remaining net book value of the marketing advances relating to Ticketmaster ($793,147) was written off in connection with a legal action which was filed regarding this strategic alliance (see Note 11).

As of December 31, 1998, long-term marketing advances were $542,775 and are classified as other assets on the accompanying consolidated balance sheet.

5.  OTHER ACCRUED LIABILITIES:
    --------------------------

Other accrued liabilities as of December 31, 1998 and 1997 consist of the following:

                                                                              December 31
                                                                     ----------------------------
                                                                         1998            1997
                                                                     -------------  --------------
Accrued advertising                                                     $1,130,971      $  652,138
Accrued merger costs                                                     1,500,000              --
Accrued promotion                                                          681,245         160,663
Accrued marketing advances                                                 833,333              --
Accrued discontinued operations disposal costs (Note 3)                     10,257         671,407
Other                                                                    2,417,017         704,983
                                                                        ----------      ----------
                                                                        $6,572,823      $2,189,191
                                                                        ==========      ==========

Accrued merger costs is composed of investment banking fees incurred related to the merger with CDnow, Inc.

6.  DEBT:
    -----

Line of Credit

The Company had a line of credit with a bank of $2,000,000 which expired on June 30, 1998. The Company currently does not have a line of credit. There were no borrowings on the line of credit during 1998. For the years ended December 31, 1997 and 1996, the maximum amount outstanding was $850,000 and $600,000, respectively. For the years ended December 31, 1997 and 1996, the weighted average interest rate was 8.5% and 8.7%, respectively. Interest expense for the years ended December 31, 1997 and 1996 was $54,711 and $14,992, respectively.

Management and Senior Notes

In July 1997, the Company issued $1,750,000 aggregate principal amount of promissory notes to Lawrence L. Rosen, Jonathan V. Diamond and Robert David Grusin (the "Management Notes"), each of whom loaned the Company $583,333. The Management Notes bore interest at 14% per annum and were due on the earlier of
(i) a change of control of the Company, as defined, and (ii) March 31, 1998.
The Management Notes, including interest, converted into an aggregate 95,354 shares of Common stock upon the consummation of the Company's initial public offering (the "Management Note Conversion"). In consideration for these loans, the Company issued an aggregate of 48,609 warrants to purchase 48,609 shares of Common stock, representing 16,203 warrants to each of Messrs. Rosen, Diamond and Grusin. The warrants are exercisable at a price of $12 per share and expire in July 2004. The Management Notes were recorded net of the value ($150,000) associated with these warrants. This discount was being amortized over the term of the debt through March 31, 1998. When the Management Notes were converted into

Common stock, the Company recorded an extraordinary charge to its consolidated statement of operations, which was equal to the unamortized portion of the discount (approximately $102,000).

In August 1997, the Company issued $6,021,600 aggregate principal amount of Senior Notes (the "Senior Notes") to a group of five institutional investors affiliated with an insurance company and one existing stockholder of the Company in return for loans in that amount to the Company. The Senior Notes bore interest at 14% per annum and were due on the earlier of (i) consummation of the Company's initial public offering, (ii) a change of control of the Company, as defined, and (iii) March 31, 1998. In consideration for these loans, the Company issued an aggregate of 167,266 warrants to purchase 167,266 shares of Common stock. The warrants are exercisable at a price of $12 per share and expire in August 2004. The Senior Notes were recorded net of the value ($800,000) associated with these warrants. This discount was being amortized over the term of the debt through March 31, 1998. In connection with the early repayment of the Senior Notes upon the consummation of the Company's initial public offering, the Company recorded an extraordinary charge to its consolidated statement of operations, which was equal to the unamortized portion of the discount (approximately $537,000). In addition, the Company issued warrants to purchase 83,389 shares of Common stock at an exercise price of $12 per share as a placement fee relating to this transaction.

7.  PREFERRED STOCK:
    ----------------

In January 1988, the Company issued 488,838 shares of Series A Preferred stock at $1.25 per share upon the conversion of certain liabilities. The Series A Preferred shares were converted into 171,276 shares of Common stock upon the consummation of the Company's initial public offering.

In March 1988, the Company sold 625,000 shares of Series B Preferred stock for $1,000,000. In August 1988, the Company sold 2,142,857 shares of Series C Preferred stock for $3,000,000. In 1993, the Series C Preferred stockholder sold all of its shares to various outside investors, as well as to certain officers of the Company. In June 1997, certain officers converted 120,000 shares of their Series C Preferred shares into 33,600 shares of Common stock. The Series B and Series C Preferred shares were converted into 178,569 and 566,399 shares of Common stock, respectively, upon the consummation of the Company's initial public offering.

In September 1994, the Company sold 800,000 shares of Series D Preferred stock at $2 per share and received net proceeds of $1,559,084. The Series D Preferred shares were converted into 615,381 shares of Common stock upon the consummation of the Company's initial public offering.

On February 13, 1996, the Company issued 1,347,860 shares of Series E Preferred stock in connection with the acquisition of New York N2K (see Note 2). Also, on February 13, 1996, the Company sold 3,750,000 shares of Series E Preferred stock for $.80 per share and received proceeds of $3,000,000. In April and May 1996, the Company sold 909,200 shares of Series E Preferred stock at $.80 per share and received proceeds of $727,360. The number of shares of Series E Preferred stock sold to certain officers and directors of the Company at $.80 per share was 3,299,992. The Series E Preferred shares were converted into 1,501,755 shares of Common stock upon the consummation of the Company's initial public offering. In May and June 1996, the Company sold 5,333,333 shares of Series F Preferred stock at $3 per share and received net proceeds of $15,268,284. The Series F Preferred shares were converted into 1,333,321 shares of Common stock upon the consummation of the Company's initial public offering.

In April 1997, the Company sold 2,480,329 shares of Series G Preferred stock at $3 per share, including 17,000 shares issued as a finder's fee, and received gross proceeds of $7,389,987 and net proceeds of $7,215,531. The Series G Preferred shares were converted into 620,077 shares of Common stock upon the consummation of the Company's initial public offering. The number of shares of Series G Preferred stock sold to certain officers and directors of the Company at $3 per share was 333,333. Additionally, the Company issued warrants to purchase 48,555 shares of Common stock at an exercise price of $12 per share as a placement fee relating to this transaction.

8.  STOCKHOLDERS' EQUITY:
    ---------------------

Initial Public Offering

On October 22, 1997, the Company completed its initial public offering of 3,330,221 shares of Common stock at a price of $19 per share. Additionally, on October 22, 1997, the underwriter exercised their overallotment option for the purchase of 499,533 shares at a price of $19 per share. The Company received net cash proceeds of approximately $65,300,000 from the initial public offering. In addition, on October 22, 1997, the following events occurred: (i) the automatic conversion of all outstanding shares of the Company's Preferred stock; $0.001 par value, into an aggregate of 4,986,778 shares of Common stock upon the consummation of the initial public offering; (ii) the automatic expiration upon the consummation of the initial public offering of the put rights associated with 44,790 shares of Common stock issued in connection with purchase of the rock website, Rocktropolis; (iii) the Management Note Conversion; (iv) the AOL Purchase; and (v) the repayment of the Senior Notes.

Secondary Offering

On April 20, 1998, the Company completed its secondary public offering (the "Secondary Offering") of 3,125,722 shares of Common stock at a price of $33 per share. Of the 3,125,722 shares of Common stock offered, 2,000,000 were offered by the Company, and 1,125,722 were offered by selling stockholders. The Company received net proceeds of approximately $61,560,000.

Stock Split and Reorganization

On October 15, 1997, the Company effected a one-for-four reverse stock split of each outstanding share of Common stock in N2K Inc., a Pennsylvania corporation, prior to the reorganization of N2K Inc. as a Delaware corporation, which occurred on October 16, 1997. All share, stock option and warrant data have been restated to reflect the reverse stock split.

Common Stock Options

Under the Company's 1987 Incentive Stock Option Plan, options to purchase 775,000 shares of Common stock could have been granted to certain officers, directors and employees. The options expire ten years from the date of grant and vest over four years. Expiration dates range from 2000 to 2005. As of December 31, 1998, there are 142,302 options outstanding, and no additional grants will be made under this plan. Subsequent to December 31, 1998, under the 1987 Incentive Stock Option Plan, 375 options were exercised and 157 options were terminated.

Additionally, the Company has 24,132 nonqualified stock options outstanding as of December 31, 1998, with expiration dates ranging from March 2001 to January 2005. Currently, these options are fully vested. Subsequent to December 31, 1998, 10,202 of these options were exercised.

In February 1996, the Company established the 1996 Stock Option Plan, which authorized options to purchase 1,650,000 shares of Common stock, as amended and restated on June 20, 1996. On May 7, 1998, the Company increased the number of shares available to 2,150,000. Under the 1996 Stock Option Plan, options may be granted to officers, directors and other key employees. The options expire ten years from the date of grant and vest over four years, unless specifically agreed to otherwise. The exercise price is fixed at the grant date and equals at least 100% of the fair market value of the Common stock on the date of grant. As of December 31, 1998, there were 1,636,205 options outstanding and 502,531 options available for grant under the 1996 Stock Option Plan. Subsequent to December 31, 1998, under the 1996 Stock Option Plan, 480,835 options were exercised of which 451,798 were exercised by certain officers of the Company in exchange for 110,176 shares of Common stock previously owned by them and 61,929 options were terminated. There were no options granted.

In July 1997, the Company granted 324,999 stock options to Lawrence L. Rosen, Jonathan V. Diamond and Robert David Grusin. The options expire seven years from the date of grant and vest over four years. The exercise price is equal to the fair market value of the Common stock on the date of grant. These options were not granted under any of the Company's plans.

In December 1996, the Company granted 4,050 nonqualified stock options to individuals who were neither employees or directors of the Company. The options expire seven years from the date of grant and vested immediately upon grant.
The exercise price is equal to the fair market value of the Common stock on the date of grant. These options were not granted under any of the Company's plans. In April 1997, the Company's Board of Directors approved the issuance of options to purchase 15,000 shares of Common stock, which were not granted pursuant to any of the Company's option plans, to nonemployees of the Company. These options were granted at the time of the Company's initial public offering and at an exercise price equal to the price for shares sold in the initial public offering ($19.00 per share). In January 1998, the Company granted 15,000 nonqualified stock options to an individual who was not an employee of the Company. The option expires seven years from the date of grant, vested immediately upon grant and was granted with an exercise price equal to the fair market value of the Company's Common stock on the date of grant. In accordance with SFAS No. 123, the Company recorded a charge for the fair value of these options in the accompanying consolidated statement of operations. As of December 31, 1998, 26,550 of these options were still outstanding.

In April 1997, the Board of Directors adopted and the stockholders of the Company approved, the 1997 Directors' Stock Option Plan (the "Directors' Plan") pursuant to which each member of the Board of Directors, who is not an employee of the Company, who is elected or continues as a member of the Board of Directors is entitled to receive annually, options to purchase 12,500 shares of Common stock at an exercise price equal to fair market value; provided, however, that no director may receive under the Directors' Plan, options to purchase an aggregate of more than 125,000 shares of Common stock. Each option grant under the Directors' Plan vests after the first anniversary of the date of grant and expires three years thereafter. The maximum number of shares of Common stock reserved for issuance under the Directors' Plan is 500,000 shares (subject to adjustment for certain events such as stock splits and stock dividends). In April 1997, the Board of Directors authorized the issuance of 25,000 options under the Directors' Plan at an exercise price equal to the price for shares sold in the Company's initial public offering ($19.00 per share). Additionally, in May 1998, the Board of Directors authorized the issuance of 25,000 options under the Directors' Plan at an exercise price per share equal to $23.38.

Information relative to all of the Company's stock option activity is as follows:

                                                                                           Weighted
                                                                                            Average
                                                                            Exercise       Exercise
                                                                              Price          Price        Aggregate
                                                             Options       (Per Share)    (Per Share)     Proceeds
                                                          -------------  ---------------  -----------  ---------------
Balance as of December 31, 1995                                622,391    $ 2.50- $5.00       $ 3.19      $ 1,988,409
 Granted                                                     1,020,169      3.20- 12.00         4.83        4,922,483
 Exercised                                                      (2,145)     2.60-  3.20         2.80           (6,006)
 Terminated                                                   (102,363)     2.50-  5.00         3.05         (311,994)
                                                             ---------    -------------       ------      -----------
Balance as of December 31, 1996                              1,538,052      2.50- 12.00         4.29        6,592,892
 Granted                                                       866,194     12.00- 21.00        16.59       14,374,381
 Exercised                                                    (242,417)     2.60- 12.00         3.30         (798,770)
 Terminated                                                   (102,463)     2.60- 21.00         6.89         (706,120)
                                                             ---------    -------------       ------      -----------
Balance as of December 31, 1997                              2,059,366      2.50- 21.00         9.45       19,462,383
 Granted                                                       426,100      9.94- 32.50        20.07        8,552,025
 Exercised                                                     (81,514)     2.60- 12.00         3.89         (316,891)
 Terminated                                                   (199,764)     2.60- 32.50        20.81       (4,157,185)
                                                             ---------    -------------       ------      -----------
Balance as of December 31, 1998                              2,204,188    $ 2.50- 32.50       $10.68      $23,540,332
                                                             =========    =============       ======      ===========

The following table summarizes information relating to all of the Company's stock option activity based upon range of exercise prices.

                                                   Weighted                     Weighted
                                    Weighted        Average                      Average
                                     Average       Exercise                     Exercise
    Range of          Options       Remaining      Price of        Options      Price of
    Exercise        Outstanding    Contractual   Outstanding     Exercisable   Exercisable
     Prices        at December 31,    Life         Options     at December 31,   Options
   (Per Share)          1998         (Years)     (Per Share)        1998       (Per Share)
-----------------  --------------  ------------  ------------  --------------  ------------
  $2.50-$ 3.52            967,056          6.8        $ 3.29          547,232       $ 3.25
      5.00                  3,000          3.0          5.00            3,000         5.00
   9.94- 14.63            545,065          6.2         11.84          398,378        12.02
  19.00- 21.00            625,667          8.8         19.60          143,575        19.37
  23.58- 32.50             63,400          6.7         25.66           15,000        25.00
                        ---------          ---                      ---------       ------
                        2,204,188          7.2                      1,107,185       $ 8.80
                        =========          ===                      =========       ======

The Company accounts for all of its option plans under APB Opinion No. 25, "Accounting for Stock Issued to Employees," under which no compensation cost has been recognized. In 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 established a fair value based method of accounting for stock-based compensation plans. This statement also applies to transactions in which an entity issues its equity instruments to acquire goods or services from nonemployees. SFAS No. 123 requires that an employer's financial statements include certain disclosures about stock-based employee compensation arrangements, regardless of the method used to account for the plan. Had the Company recognized compensation cost for its stock option plans consistent with the provisions of SFAS No. 123, the Company's net loss in 1998, 1997 and 1996 and the basic and diluted net loss per Common share in 1998, 1997 and 1996 would have been increased to the following pro forma amounts:

                                                              1998              1997              1996
                                                         ---------------  ----------------  ----------------
Net loss:
  As reported                                              $(76,880,929)     $(28,736,236)     $(18,907,909)
                                                           ============      ============      ============
  Pro forma                                                $(82,172,929)     $(32,061,236)     $(21,681,909)
                                                           ============      ============      ============
 Basic and diluted net loss per Common share:
  As reported                                              $      (5.64)     $      (5.88)     $      (6.85)
                                                           ============      ============      ============
  Pro forma                                                $      (6.03)     $      (6.56)     $      (7.85)
                                                           ============      ============      ============

The pro forma compensation cost disclosed above may not be representative of that to be expected in future years.

The weighted average fair value of the stock options granted during 1998, 1997 and 1996 was $15.56, $8.62 and $8.40, respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                                                    1998              1997              1996
                                                               ---------------  ----------------  ----------------
  Risk-free interest rate                                              5.4%              6.1%              5.5%
  Expected dividend yield                                              0.0%              0.0%              0.0%
  Expected life                                                        6 Years           6 Years           6 Years
  Expected volatility                                                 94.1%             33.1%              0.0%

Common Stock Warrants

In February 1996, the Company issued warrants to purchase 37,500 shares of Common stock at an exercise price of $3.20 per share. In January 1998, these warrants were exercised. In May and June 1996, the Company issued warrants to purchase 66,999 shares of Common stock at an exercise price of $12 per share. These warrants expire in 2003. In April 1997, the Company issued warrants to purchase 48,555 shares of Common stock at an exercise price of $12 per share in connection with the Series G Preferred stock financing. These warrants expire in April 2004. In July and August 1997, the Company issued warrants to purchase an aggregate of 299,264 shares of Common stock at an exercise price of $12 per share in connection with the issuance of the Management Notes and Senior Notes (see Note 6). Additionally, in connection with the strategic alliance agreement with AOL, the Company granted AOL a warrant for the future purchase of up to 184,736 shares of Common stock at an exercise price equal to the Company's initial public offering price per share, which was $19.00 per share. The AOL Warrant is exercisable as to one-half of the total number of shares on the first anniversary of the date of issuance and as to the balance of the shares on the second anniversary of the date of issuance. The AOL Warrant expires in October 2004.

Employee Stock Purchase Plan

In June 1996, the Company established the 1996 Employee Stock Purchase Plan (the "ESP Plan"). The number of shares available to purchase under the ESP Plan is 1,500,000 shares of Common stock. The ESP Plan was effective on February 1, 1998. As of December 31, 1998, the Company has issued 16,443 shares under the ESP Plan. The employee's purchase price is the lower of (i) 85% of the fair market value of a share of the Company's Common stock on the first day of the purchase period (as defined) and (ii) 85% of the fair market value of a share of the Company's Common stock on the last day of the purchase period (as defined).

9. INTEREST AND OTHER INCOME:
   --------------------------

Interest and other income for the years ended December 31, 1998, 1997 and 1996, consisted of the following:

                                                     Year Ended December 31
                               ----------------------------------------------------------------------
                                       1998                    1997                    1996
                               ---------------------  ----------------------  -----------------------

Interest income on cash and
 cash equivalents                         $2,751,636                $563,791                 $300,250
Royalty income                               448,576                 130,090                       --
Other                                             --                      --                   52,281
                                          ----------                --------                 --------
                                          $3,200,212                $693,881                 $352,531
                                          ==========                ========                 ========

10.  INCOME TAXES:
     -------------

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset-and-liability approach in accounting for income taxes. Under this method, deferred income taxes are computed based on the differences between financial reporting and income tax reporting of assets and liabilities using enacted tax rates.

As of December 31, 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $106,889,000, which begin to expire in 2001. Significant components of deferred income taxes consist of the following:


                                                                                           December 31
                                                                                 ------------------------------
                                                                                      1998            1997
                                                                                 --------------  ---------------
  Gross deferred tax assets:
    Net operating loss carryforwards                                                $43,126,000      $16,238,000
    Capitalized research and development expenditures                                 3,821,000        2,463,000
    Accruals not currently deductible                                                 2,501,000        1,503,000
                                                                                    -----------      -----------
                                                                                     49,448,000       20,204,000
                                                                                    -----------      -----------
  Gross deferred tax liabilities:
    Depreciation and amortization                                                   $  (221,000)     $  (183,000)
    Other deferred tax liabilities                                                       (7,000)          (1,000)
                                                                                    -----------      -----------
                                                                                       (228,000)        (184,000)
                                                                                    -----------      -----------
  Less- Valuation allowance                                                         (49,220,000)     (20,020,000)
                                                                                    -----------      -----------
                                                                                    $        --      $        --
                                                                                    ===========      ===========

The net deferred tax asset increased $29,200,000 during 1998 due principally to net operating loss carryforwards and research and development expenses, which will be deductible in future years. Based on changes in ownership of the Company, including the merger with CDnow, Inc., utilization of the net operating loss carryforwards may be subject to annual limitations. The Company has recorded a valuation allowance for the net deferred tax asset as the Company concluded that the net deferred tax asset did not meet the recognition criteria under SFAS No. 109.

11.  COMMITMENTS AND CONTINGENCIES:
     ------------------------------

The Company has entered into various operating and capital leases for office space, computer equipment and office equipment through July 2003. Assets acquired under capital leases at a cost of $1,591,387 and $1,591,387, less accumulated amortization of $1,077,671 and $707,587, are included in property and equipment in the accompanying consolidated balance sheets as of December 31, 1998 and 1997, respectively. Certain capital leases are secured by certificates of deposit totaling $167,000, which are shown as restricted cash in other assets in the accompanying consolidated balance sheets. Interest rates on these capital leases range from 6.0% to 19.0%. Future minimum lease payments under operating and capital leases as of December 31, 1998, are as follows:

                                                                                  Operating       Capital
                                                                                 ------------  --------------
   1999                                                                            $1,492,950       $293,576
   2000                                                                             1,472,895        212,246
   2001                                                                             1,295,753         48,290
   2002                                                                               730,922          8,048
   2003                                                                                34,911             --
                                                                                   ----------       --------
   Total minimum lease payments                                                    $5,027,431        562,160
                                                                                   ==========
   Less- Amount representing interest                                                                (42,946)
                                                                                                    --------
   Present value of minimum capital lease payments                                                  $519,214
                                                                                                    ========

Rent expense under the operating leases for the years ended December 31, 1998, 1997 and 1996, was $1,225,267, $654,595, and $529,186, respectively.

The Company has entered into agreements with various content providers and vendors. The remaining terms of these agreements range from one to five years. These agreements provide for the payment of royalties, bounties and certain guaranteed amounts. Other than the payments that the Company is required to make for its strategic alliances (discussed below), minimum guaranteed payments required under such agreements are insignificant. The Company has entered into a number of strategic alliance agreements, including agreements with AOL, Excite, Netscape, Infoseek, Ticketmaster, AOL Bertelsmann Online, Disney Online and Microsoft Corporation. The Company's commitments, as of December 31, 1998, under all of its strategic alliance agreements include cash payments of approximately $9,559,000, $11,150,000 and $6,500,000 for the years ending December 31, 1999, 2000 and 2001, respectively. Payments totaling $12,768,703 were made under the Company's strategic alliances during the year ended December 31, 1998. Subsequent to December 31, 1998, $1,282,500 was paid under the Company's strategic alliances.

The Company has employment agreements with certain officers that provide for, among other things, salary, bonus, severance and change in control provisions. Upon closing of the merger with CDnow, Inc. several executives will be entitled to certain payments and benefits based upon change of control provisions in their employment agreements. These entitlements are approximately $1,300,000. In addition, the Company plans to incur approximately $2,682,000 related to severance, bonuses and other benefits related to the merger with CDnow, Inc.

The Company and its directors are defendants in a consolidated purported class action in the U.S. District Court for the Southern District of New York entitled In re N2K Inc. Securities Litigation (Docket No. 98 CIV 3304 (HB)) (the "Consolidated Action"). The Consolidated Action consolidates two purported class actions, entitled Kuhn v. N2K Inc. et al. (Docket No. 98 CIV 4360 (HB)) and Bender v. Rosen et al. (Docket No. 98 CIV 3304 (HB)) that were filed in the United States Court for the Southern District of New York in June 1998 and May 1998, respectively. The Consolidated Action is a purported class action on behalf of Common stockholders and seeks to recover unspecified damages and other relief, as well as recovery of costs and expenses, stemming from alleged violations of the Securities Act of 1933 in connection with the public offering of the shares of the Company's Common stock in April 1998. The Consolidated Action alleges that, among other things, the defendants failed to disclose N2K's first quarter financial results in the registration statement for the April 1998 public offering. The Company believes that the claims in the Consolidated Action are without merit and is vigorously defending the action. The defendants moved to dismiss the complaint on August 31, 1998 for failure to state a claim and/or for failure to plead fraud with the requisite particularity. The motion to dismiss has been fully briefed and is awaiting decision.

In October 1998, an action entitled Rubin v. Rosen et al. (Docket No. 16743NC)(the "Rubin Action") was filed against the Company, the Company's directors and CDnow, Inc. in the Chancery Court of Delaware for the County of New Castle. The Rubin Action is a purported class action on behalf of all Common stockholders of N2K, alleging, that the consideration to be received by the purported class in connection with the proposed merger between the Company and CDnow, Inc. (the "Merger") is unfair and grossly inadequate, and that the individual defendants breached their fiduciary duties in connection with the Merger. The Company believes that the claims are without merit and intends to defend the action vigorously.

In November 1998, an action entitled Ticketmaster Ticketing Co. v. N2K Inc. (Docket No. BC200194) (the "Ticketmaster Action") was filed against the Company in California Superior Court for the County of Los Angeles. The Ticketmaster action alleges that the Company breached a marketing and advertising contract dated April 23, 1998 between Ticketmaster and the Company, which the Company terminated effective October 31, 1998, based on alleged breaches of the agreement by Ticketmaster, as well as other tortious conduct. Ticketmaster seeks damages in an amount not less than $8,000,000, plus pre- and post-judgment interest, as well as fees and costs. On February 5, 1999, N2K filed and answer fully denying the allegations in the ticketmaster's complaint. N2K intends to vigorously defend the lawsuit. In addition, on February 5, 1999 N2K filed a cross-complaint against Ticketmaster alleging that Ticketmaster fraudulently concealed and misrepresented material facts which induced N2K to enter in the contract. Furthermore, N2K contends in the cross-complaint that Ticketmaster materially breached the agreement and the implied covenant of good faith and fair dealing by engaging conduct which denied N2K its benefits under the agreement. N2K is seeking damages against Ticketmaster in excess of $6,000,000. On March 12, 1999, Ticketmaster filed a demurrer to N2K's cross-complaint challenging the factual and legal sufficiency of N2K's claims for misrepresentation, fraudulent concealment and breach of the implied covenant of good faith and faith dealing.

In November 1998, an action entitled Metallica v. N2K Inc. et al. (Docket No. 98-9122 GHK (ANx)) (the "Metallica Action") was filed in the United States District Court for the Central District of California against N2K, Metro Independent Records, Richard Driscoll, Dutch East India Trading, and ten unnamed persons or entities. The Metallica Action alleges that N2K and the other defendants have infringed copyrights and trademarks owned by Metallica and the other plaintiff, Creeping Death Music, and have violated California state law by manufacturing, distributing, advertising and selling a compact disc entitled "Metallica, Bay Area Thrashers, The Early Years." Plaintiffs seek injunctive relief including, but not limited to, an order requiring the defendants to cease their alleged copyright and trademark infringements, damages, including but not limited to treble plaintiffs' damages and defendants' profits attributable to the alleged infringements, other damages and injunctive relief, as well as fees and costs. N2K has not yet answered or responded to the complaint. N2K believes that the claims against it are without merit and expects such claims will be resolved through negotiation with plaintiffs and without material adverse effect to N2K.

N2K and 17 other entities have been named as defendants in a civil action captioned Interactive Gift Express v. Compuserve, Inc., et al. (Docket 95 CV 6871 (BSJ)) (the "Interactive Gift Action"), which is pending in the U.S. District Court, Southern District of New York. N2K has also been named as defendant in a civil action captioned Parsec Sight/Sound, Inc. v. N2K Inc. (Docket 98 CV 0118) (the "Parsec Action"), which is pending in the U.S. District Court of Pennsylvania, Western District. The plaintiffs in each of these actions allege infringement of certain intellectual property rights, and each seeks treble damages and costs in an unspecified amount, as well as other declaratory and injunctive relief. In the Interactive Gift Action, the court has issued a preliminary ruling favorable to defendants. The Plaintiffs have filed a notice of appeal. In the Parsec Action, N2K has answered the complaint and discovery is ongoing. N2K believes that the claims against it in each action are without merit and intends to vigorously defend against each of them. Moreover, N2K believes that these lawsuits, even if adversely determined, will not have a material adverse effect on N2K's business, financial condition or results of operations.

The Company is also party to various other claims arising in the ordinary course of business. Although the ultimate outcome of these matters is presently not determinable, management believes that the resolution of these matters will not have a material adverse effect on the Company's financial position or results of operations.

Due to the fact that material may be downloaded from websites and may be subsequently distributed to others, there is potential that claims will be made against the Company for defamation, negligence, copyright or trademark infringement or other theories based on the nature and content of such material. Although the Company carries general liability insurance, the Company's insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify the Company for all liability that may be imposed. Any costs or imposition of liability that is not covered by insurance or in excess of insurance coverage could have a material adverse effect on the Company's business, results of operations and financial condition. The Company is currently not aware of any such claims.

12.  DEFINED CONTRIBUTION PLAN:
     --------------------------

The Company maintains a Matched Savings Plan (the "Plan") in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers substantially all full-time employees of the Company. Participants may contribute up to 15% of their total compensation to the Plan, with the Company matching 30% of the participant's contribution, limited to 6% of the participant's total compensation. For the years ended December 31, 1998, 1997 and 1996, the Company contributed $162,237, $70,927 and $52,400, respectively, to the Plan.

13.  MERGER WITH CDNOW, INC.:
     ------------------------

On October 23, 1998, the Company and CDnow, Inc. ("Old CDnow"), an online retailer of CDs and other music related products, issued a joint press release announcing the execution of a definitive merger agreement. On March 17, 1999, the merger was completed. The merger was affected through the formation of a new publicly traded company called CDnow, Inc. ("New CDnow"). Each existing N2K stockholder received 0.83 shares of common stock in New CDnow for each N2K share owned by such party, and each existing Old CDnow shareholder received one share of common stock in New CDnow for each Old CDnow share owned by such party. The merger will be accounted for under the purchase method of accounting with Old CDnow treated as the acquirer of N2K; therefore, the historical financial statements of New CDnow will be the historical financial statements of Old CDnow and the results of operations for N2K will be included in the financial statements of New CDnow from the merger's date of closing.